As filed with the Securities and Exchange Commission on December 18, 1998.
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                        CADMUS COMMUNICATIONS CORPORATION
               (Exact name of issuer as specified in its charter)

           VIRGINIA                                               54-1274108
(State or other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                        6620 West Broad Street, Suite 240
                            Richmond, Virginia 23230
          (Address, of principal executive offices, including zip code)


                       1990 Long Term Incentive Stock Plan
                            (Full title of the Plan)

         BRUCE V. THOMAS                                     Copy to:
    Senior Vice President and                           JEAN PENICK WATKINS
     Chief Financial Officer                         Mays & Valentine, L.L.P.
Cadmus Communications Corporation                 NationsBank Center, 22nd Floor
6620 West Broad Street, Suite 240                         P. O. Box 1122
    Richmond, Virginia  23230                     Richmond, Virginia  23218-1122
         (804) 287-5680                                   (804) 697-1297
(Name, address and telephone number
      of agent for service)
                                  ------------

    Approximate date of proposed commencement of sales pursuant to the Plan:
                Upon effectiveness of this Registration Statement

                                            CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
             Title of                                      Proposed Maximum     Proposed Maximum        Amount of
         Securities To Be              Amount to be         Offering Price           Aggregate       Registration Fee
            Registered                  Registered            Per Share*          Offering Price*
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.50 Par Value(1)       350,000 shares            $16.25              $5,687,500           $1581.13
-----------------------------------------------------------------------------------------------------------------------

   *Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of $16.25 per share, the average of the high and low prices of the shares on December 14, 1998. (1) Also includes associated Series A Junior Participating Preferred Stock Purchase Rights which are not currently separable from the shares of Common Stock and are not currently exercisable.

                        CADMUS COMMUNICATIONS CORPORATION

         The contents of Registration Statement File No. 33-56653, filed with the Securities and Exchange Commission on November 30, 1994, is incorporated herein by reference.

         This Registration Statement relates to the registration of shares of Common Stock of Cadmus Communications Corporation to be issued pursuant to the Cadmus Communications Corporation 1990 Long Term Incentive Stock Plan, as amended.



Item 8.  Exhibits

         An index of Exhibits appears on page II-4 hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 17th day of December, 1998.

                                 CADMUS COMMUNICATIONS CORPORATION


                                 By /s/ C. Stephenson Gillispie, Jr.
                                   --------------------------------------------
                                     Chairman of the Board, President and Chief
                                     Executive Officer

         Pursuant  to the  requirements  of the  Securities  Act of  1933,  this
Registration  Statement  has been signed below by the  following  persons in the capacities indicated on the 17th day of December, 1998.
                  Signature                                                   Title
                  ---------                                                   -----

/s/    C. Stephenson Gillispie, Jr.                           Director, Chairman of the Board, President
------------------------------------------                    and Chief Executive Officer
         C. Stephenson Gillispie, Jr.                             (Principal Executive Officer)


/s/   Bruce V. Thomas                                         Senior Vice President and Chief
------------------------------------------                    Financial Officer
      Bruce V. Thomas                                             (Principal Financial and Accounting
                                                                   Officer)


Frank Daniels, III, G. Waddy Garrett,
Jeanne M. Liedtka, John D. Munford, II,
John C. Purnell, Jr., Jerry I. Reitman,
Russell M. Robinson, II, John W. Rosenblum,
Wallace Stettinius, Bruce A. Walker,
David G. Wilson, Jr.                                          Directors


       By:  /s/ Bruce V. Thomas
          -------------------------------------
              Bruce V. Thomas
             (Attorney-in-Fact)

                                  EXHIBIT INDEX

Exhibit No.

4.1 Restated Articles of Incorporation of Cadmus Communications Corporation, as amended, incorporated herein by reference from Exhibit 3.1 of the Form 10-K for the fiscal year ended June 30, 1993.

4.2 Restated Bylaws of Cadmus Communications Corporation, incorporated herein by reference from Exhibit 3.2 of the Form 10-Q for the quarterly period ended December 31, 1997.

4.3 Cadmus Communications Corporation 1990 Long Term Incentive Stock Plan, as amended effective August 12, 1998, incorporated herein by reference from Exhibit 10.6 of the Form 10-K for the fiscal year ended June 30, 1998.

5                     Opinion of Mays &  Valentine,  L.L.P.  with respect to the
                      validity  of  the  securities  being   registered,   filed
                      herewith.

23.1 Consent of Mays & Valentine, L.L.P. contained in the opinion filed as Exhibit 5 to this Registration Statement.

23.2                  Consent  of  Arthur  Andersen  LLP,   Independent   Public
                      Accountants, filed herewith.

24                    Powers of Attorney, filed herewith.